EXHIBIT 23.1



ANTON & cHIA                            CERTIFIED PUBLIC ACCOUNTANTS



    CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Directors

Oakwood Acquisition Corporation


We hereby consent to the inclusion in the foregoing Registration Statement on Form 10-12a/g of our report dated October 1, 2010, relating to the consolidated financial statements of Oakwood Acquisition Corporation as of July 31, 2010 and for the period from July 19, 2010 (Inception), through July 31, 2010.






/s/ Anton & Chia, LLP

Newport Beach, California

October 6, 2010